CONSULTING Agreement

THIS CONSULTING AGREEMENT (this “Agreement”) is made effective as of April 16, 2021 (the “Effective Date”), by and between iCAD, Inc., a Delaware corporation having a principal place of business at 98 Spit Brook Road, Suite 100, Nashua, NH 03062 ("iCAD"), and Carter Life Science Consulting, with its principal places of business at One Nashua Street, #2303, Boston, MA 02114 (“Contractor”).

WHEREAS, iCAD and Contractor desire to set forth the terms and conditions whereby the Company will engage Contractor and certain specified Contractor employees as independent contractors and/or independent subcontractors to provide certain consulting services.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Scope of Services.

(a)                iCAD may, from time to time, engage Contractor personnel to provide iCAD with certain consulting services (the “Services”) specified and described in a Statement of Work (hereinafter a “SOW” or a “Statement of Work”). Such Services may be provided directly to iCAD or to an iCAD customer or client (a “Customer”) as more specified in the Statement of Work. The initial Services engagement is set forth and described in the Statement of Work that is attached hereto as Exhibit A. This Agreement does not impose on iCAD an obligation to deal exclusively with Contractor for services similar to the Services. Conversely, Contractor is free to, and will, engage in work and/or provide services or the like to third-parties other than the Company. The terms and provisions of this Agreement shall control over any conflicting provisions of the Statement of Work unless the Statement of Work expressly references the provision of this Agreement that it is to control over (in which case such provision in the Statement of Work shall control over such referenced provision but only as it pertains to that Statement of Work).

(b)       An SOW may designate the individual or individuals who will perform the Services (each, along with any replacement or additional individuals, a “Designated Individual”). If any Designated Individual is terminated or becomes unavailable to perform the Services for reasons beyond Contractor’s reasonable control, Contractor may provide the Services through another Designated Individual with appropriate training and experience, provided that, (i) Contractor promptly notifies iCAD of the termination or unavailability of the Designated Individual, and (ii) iCAD approves any proposed replacement, which approval shall not be unreasonably withheld or delayed. iCAD may, from time to time, determine that additional Designated Individuals are required for the performance of the Services. In such event, iCAD shall approve any additional Designated Individuals proposed by Contractor for assignment, which approval shall not be unreasonably withheld or delayed. Contractor will remove such additional Designated Individuals at such time as iCAD reasonably determines that the Services no longer require such additional Designated Individuals. iCAD shall have the right to request the replacement of any Contractor personnel, whether or not a Designated Individual, at any time and for any reason. If iCAD becomes dissatisfied with any such personnel, iCAD may notify Contractor of the details of its dissatisfaction, and the parties shall cooperate to remedy the problem as soon as reasonably possible. If iCAD reasonably requests, Contractor shall reassign the individual who is the subject of iCAD’s dissatisfaction and replace that individual with another individual. iCAD shall not pay any personnel for vacation, sick time, travel time, or other non-working days.

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(c)       If mutually agreed to in writing by the parties hereto, Contractor may perform or provide, from time to time, additional services and deliverables to iCAD in addition to the Services set forth in the initial Statement of Work attached hereto as Exhibit A ("Additional Services"). Any such Additional Services shall be evidenced by one or more additional Statements of Work which shall describe in detail the following information: (i) a detailed description of the Additional Services Contractor is to perform; (ii) an incorporation by reference of this Agreement; (iii) a projected timetable by which each of the identified phases of the Additional Services are to be completed; (iv) iCAD's special conditions of acceptance, if any; (v) the location where the Additional Services are to be performed; (vi) the projected commencement and termination dates; (vii) Contractor's compensation rates; (viii) maximum authorized fee for the Additional Services and maximum reimbursable expenses, if any; (ix) names of Contractor's employees who will provide such Services; (x) a timetable for invoicing; and (xi) such other requirements for the Additional Services as may be agreed to by the parties. As used herein, "Statement of Work" shall refer to the Statement of Work attached hereto as Exhibit A with respect to the Services and, once any additional statements of work for Additional Services are agreed to by both parties in writing, such additional statements of work for the Additional Services. Contractor shall not be obligated to undertake, and iCAD will not be obligated to pay for, any Additional Services prior to iCAD and Contractor having signed a valid and complete Statement of Work for such Additional Services.

(d)       Contractor and iCAD may modify the terms of this Agreement or the Statement of Work (or provisions thereof) only in a written agreement which is signed by both parties (a “Change Order”). If iCAD delivers to Contractor a written request for a Change Order, Contractor will prepare an estimate setting out the proposed changes which will be required to the Services, any increase or decrease in the cost, and any impact to the time frame for delivery and/or completion of the Services. If, after receipt of the foregoing information, iCAD elects to continue with the Change Order, the parties hereto shall enter into a written Change Order which identifies the foregoing changes, and the Statement of Work shall be deemed so modified upon the execution of such Change Order by both parties hereto.

(e)       Contractor may render the Services at such times and from a location of the Contractor’s choosing unless stipulated otherwise. Consultant shall bear his own costs for securing and maintaining appropriate workspace, equipment and other resources and tools necessary to perform the Services.

2.       Term. The initial term of this Agreement shall commence as of the Effective Date and shall continue in effect until terminated by the parties pursuant to Section 9 below.

3.       Payment Terms and Invoicing.

(a)          Fees. Fees to be paid to Contractor for the Services shall be as set forth in each applicable Statement of Work.

(b)        Expenses. iCAD shall not be obligated to reimburse Contractor or any Contractor employee for any out-of-pocket expenses incurred in connection with the performance of the Services, except for extraordinary or unusual expenses incurred by the Contractor as reasonably necessitated in the performance of the Services, provided that Contractor first received the prior written consent of iCAD prior to incurring any such expenses. Contractor shall record such approved expenses on the invoice described in paragraph 3(c) below. As a condition to receipt of reimbursement for such expenses, Contractor shall submit to the Company reasonable evidence or proof that the amount involved was expended and related to Services provided under this Agreement. The Company shall have no obligation to reimburse Contractor for unreasonable expenses, expenses that are not related to Company business and the Services, expenses in excess of the amount, if any, that were approved in advance by the Company, or expenses that are demonstrably not in accord with this Agreement.

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(c)       Invoicing. Contractor shall render invoices to iCAD in accordance with the invoicing terms set forth in the Statement of Work. Unless otherwise specified in the Statement of Work, Contractor shall present an invoice to iCAD monthly in arrears within two days following the end of each calendar month. The invoice shall indicate the nature of the work performed, the hours expended, the hourly rate for the Contractor employee providing such work (if applicable), and any reasonable expenses incurred by Contractor which are to be paid by iCAD pursuant to Section 3(b) above, (including any reasonable documentation required by iCAD), as well as the total amount then due. In such invoices, Consultant shall set forth sufficient detail to permit the Company to reasonably ascertain the tasks performed during the hours billed, and, upon the Company’s request, Consultant shall deliver to the Company in a reasonably usable form and format his work product. Undisputed invoices shall be due and payable within thirty (30) days after receipt of the invoice and all required documentation, unless other terms of payment are expressly set forth in the Statement of Work.

(d)       Taxes. Contractor shall be responsible for the withholding and/or payment, as required by law, of all federal, state and local taxes or contributions required or imposed on Contractor or its employees because of the performance of the Services hereunder. Further, Contractor shall comply with all federal and state benefits laws applicable to Contractor or its employees, if any, including making deductions and contributions to social security, unemployment tax, and any other payment due. Each party shall be responsible for the payment of other taxes, if any, imposed upon it in connection with, or as a result of, this Agreement. Notwithstanding the foregoing, taxes or similar liabilities chargeable against the income or gross receipts of Contractor shall be paid by Contractor. The Company will record payments to Contractor on an Internal Revenue Service Form 1099, and will not withhold any federal, state or local employment taxes on Contractor’s behalf. Contractor shall defend, indemnify and hold harmless the Company for any claim, proceeding, damages and liability, including but not limited to attorney’s fees and costs, arising from Contractor’s breach of the provisions of this paragraph.

4.       Confidential Information.

(a) During the term of this Agreement, each party may provide the other party with access to information that is confidential and proprietary information of the disclosing party or its customers (the "Proprietary Information"). Proprietary Information shall include any information or trade secrets of the disclosing party and of any third party that the disclosing party is under obligation to keep confidential, including without limitation information respecting technology inventions, products, designs, methods, know-how, techniques, systems, processes, prototypes, software programs, customer identities, projects, plans and proposals, pricing and market data, business plans and strategies, contracts, research, customer and prospect lists. Additional Proprietary Information shall be so designated by the disclosing party. The receiving party acknowledges that the Proprietary Information is and shall remain, the sole and exclusive confidential property of the disclosing party or its customers or licensors notwithstanding any access to the Proprietary Information provided hereunder by the disclosing party to the receiving party. For the sake of clarity, any Proprietary Information of any iCAD Customer shall be deemed “Proprietary Information” under this Agreement. All information to be designated as Proprietary Information shall be so designated in writing by the disclosing party, whether by letter or by the use of an appropriate proprietary stamp or legend, prior to or at the time any such trade secret or confidential or proprietary information is disclosed by the disclosing party to the receiving party. Information which is orally or visually disclosed to the receiving party by the disclosing party, or is disclosed in writing without an appropriate letter, proprietary stamp or legend, shall constitute Proprietary Information if it would be apparent to a reasonable person, familiar with the disclosing party’s business and the industry in which it operates, that such information is of a confidential or proprietary nature the maintenance of which is important to the disclosing party.

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(b) The receiving party shall treat and hold the Proprietary Information as strictly confidential and shall take all actions necessary to protect the confidentiality of the Proprietary Information. The receiving party shall not: (i) copy or reproduce the Proprietary Information or sell, assign, license, sublicense, or transfer, in whole or in part, or disclose, the Proprietary Information to any other person or entity, including without limitation any parent, subsidiary or affiliate, without the prior written consent of the disclosing party; or (ii) decompile, disassemble or reverse engineer any computer program supplied to receiving party as part of the Proprietary Information. The receiving party shall limit access to the Proprietary Information to those of its employees who are directly involved in any work, Services, or other activities to be performed pursuant to this Agreement. The receiving party shall only disclose the disclosing party’s Proprietary Information to those of its employees who have a need to know such information to provide the Services or perform their obligations under this Agreement and who are bound by a written confidentiality and nondisclosure agreement that contains the terms and provisions regarding confidentiality that are substantially similar to those contained in this Section 4. All Proprietary Information made available to the receiving party, including any copies thereof, shall be returned immediately to the disclosing party upon request by the disclosing party and, in any event, upon expiration or termination of this Agreement.

(c) Notwithstanding anything herein to the contrary, the obligations of the receiving party described in subparagraph (b) with respect to maintaining the confidentiality of Proprietary Information shall not apply with respect to any information which would be Proprietary Information, except that it: (i) was previously known to the receiving party, free from any obligations of confidentiality; (ii) is disclosed to the receiving party by a third party whom the receiving party has no reasonable basis for believing is subject to a confidentiality and nondisclosure agreement; (iii) is or becomes available to the public other than by the unauthorized disclosure by the receiving party; (iv) is independently developed by the receiving party without the use of the disclosing party’s Proprietary Information; or (v) is disclosed by the receiving party pursuant to law or administrative or regulatory authority.

5.       Contractor Representations.

(a)       Contractor represents and warrants that it has full power to enter into this Agreement, to carry out its obligations under this Agreement and to grant the rights granted herein to iCAD. Contractor represents that Contractor’s performance hereunder does not and will not breach any agreement with any third party or cause Contractor to be in default with any third party and Contractor will not disclose to iCAD or induce iCAD to use any confidential or proprietary information or material belonging to any third party. Contractor and its employees shall comply with all federal, state and local laws, ordinances, codes, regulations, rules, policies, regulations and procedures and the requirements of any other public or private authority, in each case as applicable to the performance by Contractor of its duties and responsibilities under this Agreement.

(b)       Contractor represents and warrants that it and its employees have the requisite skill, experience and resources to perform the work described in the Statement of Work and that the Services shall be performed in a professional and workmanlike manner consistent with industry standards, exercising due skill and care and consistent with applicable law.

(c)       Contractor represents and warrants that the Deliverables (as defined below) and any other material provided to iCAD by Contractor for use in connection with Contractor’s obligations hereunder shall not violate any third party's intellectual property rights.

(d)      Contractor shall ensure that its personnel shall comply with iCAD’s Customer’s requests, rules and regulations (i) regarding conduct of Contractor’s personnel, (ii) regarding security at Customer sites or in connection with Customer’s systems, and (iii) regarding document retention. Unless otherwise agreed by iCAD, Contractor’s personnel will observe the working hours, working rules, and holiday schedules of such Customer while working on such Customer’s premises.

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(e)       Contractor represents and warrants that (i) no Deliverable (as defined below) shall contain any material owned by any third party, except as disclosed to iCAD in writing prior to Contractor's incorporating such material into any Deliverable, and that as to any such material, Contractor shall have all rights necessary to provide to iCAD the full, unrestricted benefits to such material as incorporated into the Deliverable, including without limitation the right to use, market, distribute and copy, and to provide such rights to others; (ii) all computer software delivered hereunder (if any), and the media on which any copy is so delivered, shall not contain any code which will destroy or alter data or program code or interfere with the operation of the computer on which the software is used, or any other computer with which such computer exchanges data or storage media, except to the extent such actions are described in written documentation furnished with the Deliverables so as to be under the knowing control of the user of the software; and (iii) unless otherwise approved in advance by iCAD in writing all computer software delivered hereunder (if any) shall not contain any software subject to or governed by open source licenses, including, without limitation, the GNU general public license.

For purposes of this Agreement, acceptance of the Services and Deliverables described in each Statement of Work shall occur on the date such Services and Deliverables have met the completion criteria specified in the Statement of Work to the satisfaction of iCAD, as evidenced by issuance of written confirmation of completion and acceptance by iCAD. iCAD may withhold payment for such Services or Deliverables in its discretion until it has accepted such Services and Deliverables.

6.       Ownership.

(a)       All documentation, algorithms, program code, discoveries, creations, any inventions and ideas, material or other property, tangible or intangible, arising out of or resulting from Contractor’s performance of this Agreement or the Services and all proprietary and intellectual property rights thereto, including patent rights and copyright rights therein and all items developed pursuant to a Statement of Work or delivered to iCAD hereunder by Contractor, (collectively, the “Deliverables”) shall belong to iCAD immediately upon development and shall be treated as iCAD’s Proprietary Information. As to copyrights, Contractor agrees that all Deliverables shall be deemed a “work made for hire” and that iCAD shall be deemed the author thereof for copyright purposes; provided, however, that if any Deliverable is at any time determined to not be a work made for hire, this Agreement shall be deemed an irrevocable assignment of the copyright to the entire Deliverable. The assignment of the Deliverables under this Agreement includes all rights of paternity, integrity, attribution and withdrawal and any other rights known as, or substantially similar to, “moral rights.” To the extent such moral rights may not be assigned under applicable law, Contractor hereby waives such moral rights and consents to any action in connection therewith, including any violation of such moral rights, in the absence of such consent. During the term of this Agreement and thereafter at any reasonable time when called upon to do so by iCAD, Contractor shall execute patent applications, assignments to iCAD, and other papers and shall render such other reasonable assistance at iCAD’s expense that iCAD believes necessary to secure for iCAD the full protection and ownership of all rights in and to the Deliverables. The filing of patent applications on inventions made by Contractor shall be decided by iCAD and shall be for such countries as iCAD shall elect. iCAD shall bear all the expense in connection with the preparation, filing, and prosecution of applications for patents and for all matters provided in this Section 6 requiring the time and/or assistance of Contractor as to inventions.

(b)        Notwithstanding the above, Contractor shall continue to own all right, title and interest in and to all techniques, methodologies, objects, modules, software, or other materials (including all intellectual property rights therein) created or obtained by Contractor prior to performing any Services under this Agreement or developed independent of this Agreement (“Contractor Technology”). To the extent any Contractor Technology is incorporated into any Deliverable, Contractor hereby grants to iCAD a non-exclusive, perpetual, irrevocable, worldwide, royalty free, fully paid-up license (with the right to sublicense) to use, copy, modify, and create derivative works of and from such Contractor Technology for iCAD’s use, distribution or exploitation of the Deliverables. Contractor shall also be free to use and employ its general skills, know-how, and expertise, and to use and employ any generalized ideas, concepts, know-how, methods, techniques, or skills gained or learned during the course of any assignment, so long as it acquires and applies such information without disclosure of any confidential or Proprietary Information of iCAD and provided further that in no event shall the Deliverables be used or provided to any third party without iCAD's prior written consent.

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7.        Indemnification.

(a)       Indemnity. Contractor will defend, indemnify and hold harmless iCAD and its affiliates, and each of their directors, officers, employees and agents (collectively, the “Indemnified Parties”), from and against any and all claims, losses, liabilities, damages and expenses (including, without limitation, reasonable attorneys’ fees) arising from or relating to any claim, action or proceeding (each a “Claim”) brought by any third party based upon: (a) any actual or alleged breach of Contractor’s representations, warranties or covenants set forth in this Agreement or any personal injury, death or damage to property caused by Contractor or its personnel; or (b) actual or alleged infringement, violation or misappropriation of any third-party patent, copyright, trademark, trade secret or other intellectual property or proprietary right by any Services or Deliverable. Contractor will use counsel reasonably satisfactory to the Indemnified Parties to defend each Claim. Contractor will at all times keep the Indemnified Parties advised of the status of each Claim and the defense of such Claim. The Indemnified Parties will cooperate (at Contractor’s cost) with Contractor in the defense. Any Indemnified Party may participate in the defense at its own expense. If at any time any Indemnified Party reasonably determines that any Claim might adversely affect any Indemnified Party, such Indemnified Party may take control of the defense of the Claim at such Indemnified Party’s expense (without limiting Contractor’s indemnification obligations), and in such event such Indemnified Party and its counsel will proceed diligently and in good faith with such defense. Contractor will not consent to the entry of any judgment or enter into any settlement without the Indemnified Parties’ prior written consent, which may not be unreasonably withheld. Contractor’s duty to defend is independent of its duty to indemnify.

(b)       Infringement Remedy. If all or any part of any Services or Deliverable is held, or Contractor determines that it could be held, to infringe, violate or misappropriate any third-party patent, copyright, trademark, trade secret or other intellectual property or proprietary right, Contractor at no cost to iCAD (and without limiting any of Contractor’s obligations under Section 7(a)) will (a) procure for iCAD the right to continue using the item in accordance with the rights under this Agreement, (b) replace the item with a reasonable replacement (including with respect to functionality, interoperability with other software and systems, and levels of security and performance; collectively, a “Replacement Item”) that does not infringe, wrongfully use or misappropriate any third-party patent, copyright, trademark, trade secret or other intellectual property or proprietary right, or (c) modify the item so that it is a Replacement Item that no longer infringes, wrongfully uses or misappropriates any third-party patent, copyright, trademark, trade secret or other intellectual property or proprietary right. If Contractor is unable to successfully accomplish any of the actions described above after promptly using its best efforts to accomplish each of them, Contractor will, without limiting any other rights or remedies available to iCAD hereunder, refund to iCAD upon written request all amounts paid by iCAD hereunder in connection with the affected Services and Deliverables.

(c)       Limitation. Contractor’s obligations under Sections 7(a) and 7(b) will not apply to the extent the any Services or Deliverable infringes, violates or misappropriates any third-party patent, copyright, trademark, trade secret or other intellectual property or proprietary right solely as a result of modifications made by iCAD other than as authorized by Contractor or its agents.

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8.       Consequential Damages/Liability. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW AND REGARDLESS OF WHETHER ANY REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL PURPOSE, IN NO EVENT WILL ICAD OR CONTRACTOR BE LIABLE TO THE OTHER PARTY FOR (i) ANY COSTS OF PROCUREMENT OF SUBSTITUTE OR REPLACEMENT GOODS AND SERVICES, LOSS OF PROFITS, LOSS OF USE, LOSS OF OR CORRUPTION TO DATA, BUSINESS INTERRUPTION, LOSS OF PRODUCTION, LOSS OF REVENUES, LOSS OF CONTRACTS, LOSS OF GOODWILL, OR ANTICIPATED SAVINGS OR WASTED MANAGEMENT AND STAFF TIME; (ii) ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES WHETHER ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, EVEN IF ICAD OR CONTRACTOR HAVE BEEN ADVISED SUCH DAMAGES MIGHT OCCUR OR (iii) ANY CLAIMS OR DAMAGES IN EXCESS OF THE FEES ICAD PAID OR OWES CONTRACTOR FOR THE SERVICES GIVING RISE TO THE CLAIM. NOTHING IN THIS AGREEMENT SHALL OPERATE SO AS TO EXCLUDE OR LIMIT A PARTY’S LIABILITY FOR DEATH OR PERSONAL INJURY ARISING OUT OF NEGLIGENCE OR FOR ANY OTHER LIABILITY WHICH CANNOT BE EXCLUDED OR LIMITED BY LAW. THE LIMITATIONS CONTAINED IN THIS SECTION 8 SHALL ALSO NOT APPLY TO (A) A BREACH BY A PARTY OF ITS OBLIGATIONS SET FORTH IN SECTION 4 ABOVE (CONFIDENTIAL INFORMATION), (B) A BREACH OF SECTION 6 (OWNERSHIP) OR (C) CONTRACTOR’S INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS AGREEMENT.

9.        Termination.

(a)       Default. If either party fails to comply in any material respect with any of the covenants, agreements or conditions herein and such failure continues for thirty (30) days after written notification from the non-breaching party, the non-breaching party may, at its sole discretion and in addition to any other right or remedy available under applicable law or in equity, immediately terminate this Agreement.

(b)       Termination by iCAD. In addition, iCAD shall have the option to terminate this Agreement or any Statement of Work, for any reason or for no reason, upon five (5) days prior written notice to Contractor. iCAD shall pay Contractor for the Services performed and accepted up through the date of termination.

(c)       Insolvency. Either party may terminate this Agreement by written notice to the other and may regard the other party as in default of this Agreement, if the other party becomes insolvent, makes a general assignment for the benefit of creditors, files a voluntary petition of bankruptcy, suffers or permits the appointment of a receiver for its business or assets, or becomes subject to any proceeding under any bankruptcy or insolvency law, whether domestic or foreign, or is wound up or liquidated, voluntarily or otherwise. In the event that any of the above events occurs, that party shall immediately notify the other of its occurrence.

(d)       Return of Materials. Upon termination or expiration of this Agreement, Contractor and iCAD shall forthwith return to the other party all papers, materials and other properties of such other party held by each for purposes of performance of this Agreement. In addition, each party will assist the other party in orderly termination of this Agreement as may be necessary for the orderly, non-disrupted business continuation of each party.

(e)       Survival. The rights and obligations of any party which by their nature extend beyond the expiration or termination of this Agreement shall continue in full force and effect notwithstanding the expiration or termination of this Agreement.

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10.        Independent Contractor. It is understood and agreed that each of the parties hereto is an independent contractor and that neither party is, nor shall be considered to be, an employee, agent, partner, joint-ventures, distributor, representative or the like of the other party, or any formal or informal business organization, entity, partnership, venture, association or the like of the other party. This Agreement does not constitute, and shall not be construed as constituting, an employment relationship between the Company and any persons, nor as an undertaking by the Company to hire Contractor or any person as an employee of the Company. Neither party shall act or represent itself, directly or by implication, as an agent of the other or in any manner assume or create any obligation or commitment on behalf of, or in the name of, the other. Should Contractor engage other individuals or entities to perform the Services hereunder, including employees and subcontractors, Contractor shall obtain a signed nondisclosure and/or other restrictive covenants agreement or the like, in a form acceptable to the Company, from said person or entity prior to their performance of any acts arising from or in connection with this Agreement. All persons or entities supplied or used by Contractor shall be deemed employees or subcontractors of Contractor and will not be considered subcontractors, employees, agents or the like of iCAD for any purpose whatsoever. Contractor and its personnel shall perform the Services free of the direction, supervision and control of the Company, and shall perform the Services at a location of Contractor’s choosing. Contractor further agrees to furnish all tools and materials necessary to accomplish Contractor’s obligations or Services under this Agreement. Contractor shall assume full responsibility for the Services hereunder and shall bear the benefit/risk and all profit and loss in rendering the Services. Contractor agrees to maintain adequate insurance, including professional, employer and/or other insurance, to cover all exposure hereunder. Contractor and its employees or subcontractors will not be considered employees of the Company for any purpose, including, without limitation, any Company employment policy or any employment benefit plan, and will not be entitled to any benefits or compensation under any such policy or benefit plan (including without limitation unemployment and workers compensation benefits). Contractor assumes full responsibility for the actions of all such personnel while performing Services under this Agreement and for the payment of their compensation (including, if applicable, withholding of income taxes and the payment and withholding of social security and other payroll taxes), workers’ compensation, disability benefits and the like to the extent applicable. Contractor also agrees, represents and warrants that Contractor is solely and exclusively responsible for the payment of all taxes associated with the compensation or payments generated under this Agreement. Contractor shall defend, indemnify and hold harmless iCAD against all liability and loss in connection with, and shall assume full responsibility for, its actions and the actions of all persons or entities engaged by it, and the payment of all federal, state and local taxes or contributions imposed or required under this Agreement and/or law, with respect to Contractor or its employees engaged in performance of this Agreement. Contractor and Company expressly acknowledge and agree that this Agreement is not exclusive and Contractor can, and should, perform work for other persons and entities other than the Company, subject to the confidentiality, nondisclosure and other restrictive covenants herein.

11.       Contractor Personnel. To the extent any employee or contractor of Contractor is on iCAD's or iCAD’s Customer’s premises, Contractor agrees that such persons will comply with all of iCAD or Customer rules, regulations and policies regarding the workplace as well as applicable security procedures. Contractor agrees that any equipment or other personal property brought onto such premises during any such visit shall be at Contractor's sole risk and iCAD nor its Customer shall be responsible for any loss or damage resulting to such equipment or personal property or to any person in connection with such equipment or personal property.

12.       Notices. All notices or demands required or permitted to be given or made hereunder by a party shall be in writing and, except as otherwise expressly provided herein, shall be deemed to have been given if made by hand delivery with signed receipt, or one (1) day after mailing by nationally recognized overnight courier with signature required, postage prepaid, addressed to the other party at its address designated on page 1 to this Agreement, or at such other address as such other party shall have furnished in writing to the notifying party in accordance with this Section.

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13.       Force Majeure. Neither party shall be liable for any delays or other non-performance resulting from circumstances or causes beyond its reasonable control, including, without limitation, fire or other casualty, act of God, strike or labor dispute, war or other violence, any law, order or requirement of any governmental agency or authority or other causes beyond the reasonable control of such party (other than causes related to such party’s financial condition or with respect to the payment of money), provided that such party has informed the other party of such force majeure event upon the occurrence thereof (including a reasonable estimate of the additional time required for performance) and such party uses best efforts and all due diligence to effect the required performance as soon as reasonably practicable.

14.       General Terms.

(a)       Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, then such provision shall be null and void but each other provision hereof not so affected shall be enforced to the full extent permitted by applicable law.

(b)       Waiver. No waiver of any right or remedy hereunder with respect to any occurrence or event on one occasion shall be deemed a waiver of such right or remedy with respect to such occurrence or event on any other occasion.

(c)       Governing Law; Specific Performance. The provisions of this Agreement shall be construed in accordance with the laws of the State of New Hampshire excluding its conflict of law provisions. The parties agree to sole venue in the state or federal courts located in the State of New Hampshire, and each party hereby consents to the jurisdiction of such courts over itself in any action relating to this Agreement. The parties further acknowledge that if they breach their respective obligations under Sections 4 and 11, the non-breaching party may sustain injuries that cannot be adequately compensated by an award of damages. The breaching party agrees that the non-breaching party shall be entitled to seek such injunctive relief as a court may determine to be appropriate therewith in addition to any other available equitable remedies and to available legal remedies.

(d)       Modifications In Writing. Any modification or amendment of any provision of this Agreement must be in writing and bear the signature of the duly authorized representatives of both parties.

(e)       Integration. This Agreement sets forth the entire agreement and understandings between the parties hereto with respect to the subject matter hereof. This Agreement merges all previous and contemporaneous discussions and negotiations between the parties and supersedes and replaces any other agreement that may have existed between Contractor and iCAD with respect to the subject matter hereof.

(f)       iCAD Affiliates. The rights granted to iCAD hereunder shall be deemed to include all affiliates of iCAD and the purchaser of all or substantially all of iCAD's assets.

(g)       Assignment. Contractor shall not assign or delegate its rights or obligations hereunder without iCAD's advance written consent. Subject to the foregoing, the Agreement and each of the provisions hereof shall inure to the benefit of and be binding upon the parties and their respective successors, administrators and permitted assigns.

(h)       Headings/No Presumption Against Drafter. The captions and headings throughout this Agreement are for convenience and reference only, and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction, or meaning of any provision of or the scope or intent of this Agreement, nor in any way affect the Agreement. This Agreement shall be construed and interpreted fairly, in accordance with the plain meaning of its terms, and there shall be no presumption or inference against the party drafting this Agreement in construing or interpreting the provisions hereof.

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(i)       Publicity. Contractor will not issue any press releases, make any other disclosures regarding this Agreement or its terms or the nature or existence of any relationship between the parties, or use iCAD’s trademarks, trade names or other proprietary marks in any manner in connection with this Agreement without iCAD’s prior written consent.

(j)       Counterparts. This Agreement and each SOW may be executed in two or more counterparts, each of which shall be deemed to be an original as against any Party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.  Signatures to this Agreement or SOW transmitted by facsimile, by electronic mail in “portable document format” (“.pdf”), or by any other electronic means which preserves the original graphic and pictorial appearance of the Agreement or SOW, shall have the same effect as physical delivery of the paper document bearing the original signature.

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IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first written above.

Contractor:		iCAD, Inc.

By:	/s/ Charles R. Carter	By:	/s/ Michael Klein
	Signature		Signature

	Charles R. Carter		Michael Klein
	Printed Name		Printed Name

	Managing Director		Executive Chairman & CEO
	Title		Title

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EXHIBIT A

STATEMENT OF WORK

This Statement of Work sets forth certain terms and conditions regarding the performance of Services by Carter Life Sciences Consulting (“Contractor”) and shall be incorporated by reference into the Consulting Agreement by and between Contractor and iCAD, Inc. (the “Agreement”). Capitalized terms used but not defined herein shall have the meaning set forth in the Agreement. The parties acknowledge and agree that the terms and conditions of the Agreement fully apply to the Services and to this Statement of Work, and that each party has reviewed such terms and conditions and agrees to be bound thereby.

1.	Timeline of Services to be Provided by Contractor/ Estimated Completion Date:

The project timeline will be an April 16, 2021 start date with a duration of 6 months, ending on October 15, 2021.

The services shall commence April 16, 2021 and shall continue for a period of six (6) months, ending October 15, 2021. Termination by iCAD without cause prior to October 15, 2021 shall require a lump-sum payment equal to one month’s flat fee amount of $35,000 within thirty (30) days of the notification of the termination of this contract.

2.	Services to be Provided:

iCAD agrees to engage the Contractor to provide iCAD with the following consulting services (the "Services") including but not limited to: See Appendix A

3.	Name(s) of Contractor Employees Conducting Services:

Charles R. Carter

4.	Services Site(s)/Locations(s):

Nashua NH and remote as needed

5.	Compensation:

$35,000.00 per month on a flat fee, discounted $1,520 per weekday, or $250 per hour for the month of April, not included as worked within partial, pro-rated months.

6.	iCAD Indemnification of Contractor: On appointment of Contractor to any role as an authorized Officer of the Corporation, iCAD will fully indemnify Contractor to the fullest extent consistent with the By-Laws of the Corporation (if applicable) and permitted by, and except as prohibited under, applicable law from and against any liabilities, costs, claims and expenses, including all costs and expenses incurred in defense of any proceeding (including attorneys’ fees) in which the Contractor is made a party by reason of the fact that Contractor is serving as an officer of the Corporation. This indemnification provision shall not apply to any proceeding (i) initiated by Contractor or the Company relating to a dispute between Contractor and the Company with respect to this Agreement; or (ii) in connection with any proceeding in which the Contractor is found by a final judicial or regulatory decision to have acted in bad faith or with willful disregard for any law, rule or regulation.

Carter Life Sciences Consulting

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Directors’ and Officers’ Insurance: The Corporation represents that it will use best efforts to maintain directors’ and officers’ liability insurance during the term of Consultant’s engagement as an officer of the Corporation, providing coverage to Consultant on terms that are no less favorable than the coverage provided to the directors and senior most executives of the Corporation, subject to the terms and exclusions of the applicable policy.

7.	Consistent with the final sentence of Section 10 above, iCAD recognizes Consultant may have other Consulting engagements. Consultant warrants to use his best efforts to perform the Services and will make every attempt to not engage in any activity which would present a conflict of interest with iCAD’s business or Consultant’s provision of Services to iCAD under this Agreement. Notwithstanding this Agreement, iCAD agrees to allow Consultant’s other consulting engagements.

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IN WITNESS WHEREOF, the parties have caused this Statement of Work to be executed by their respective duly authorized officers and attached to the Agreement this _____ day of ___________, 2021.

Contractor: Charles Carter		iCAD, Inc.

By:	________________	By:	________________
	Signature		Signature

	Charles Carter		Michael Klein – Executive Chairman & CEO
	Printed Name		Printed Name & Title

iCAD, Inc. Human Resources

By:	________________
Signature

Brian Testa – People & Culture
Printed Name & Title

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Appendix A

Primary Responsibilities

• Strategic Advisor: Serve as a business partner and strategic advisor to the CEO and to other members of the top leadership team. Provide insightful focus on critical business levers to drive growth. Contribute actively to the evolution and execution of strategic and business plans across functions. Work closely with the senior management team to evaluate current and future operating performance with the objective of maximizing shareholder value, maintaining and improving financial flexibility and enhancing the company’s overall financial position. Provide leadership in the planning and execution of fundraising, including equity financings and all forms of debt as necessary and appropriate.

• Financial Leadership: Communicate a clear vision for the company to investors, business partners and employees, enhancing the company’s credibility with shareholders, analysts, and the financial community. Develop and maintain excellent relationships and effectively represent company interests with shareholders, financial institutions and the investment community. Communicate regularly and clearly to institutional investors and analysts to facilitate proper valuation of corporate equity and debt securities.

• Financial Management: Think strategically about how best to leverage the company’s resources to ensure that it continues to have sufficient access to capital, liquidity and funding sources: equity, debt and other mechanisms as appropriate.

• Financial Operations: Lead, manage and direct all financial affairs of the company today and in the future; this includes financial planning, forecasting and budgeting, audit, regulatory filings and compliance, finance operations including billing systems, accounts payable, accounts receivable, SOX compliance and timely close of financial reporting each month. Also ensure the integrity and compliance of all financial and regulatory reporting, controls, systems, policies and procedures.

• Team leadership: Provide leadership, mentorship and coaching to the finance organization. Establish an environment of problem solving and improved business practices, attract and retains superior financial talent.

• Investor Relations: Serve as a key spokesman for the company to broad constituents, ensuring transparency in communications, while positioning the company effectively to prospective investors.

• Relationship Management: Develop long-term relationships and credibility with key external constituencies including external auditors, bankers, investors, shareholders, legal counsel and other advisors.

• Risk Management: Interface directly with the Board and Audit Committee of the Board, ensuring they have a clear sense of the overall financial health and potential risk areas of the company. Maintain prudent risk policies and exposures and establish balance sheet management and forecasting discipline.

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• Planning/Budget: Provide overall leadership to the management reporting, financial planning and budgeting processes. Lead efforts to improve the analytical rigor of the finance team so that business decisions throughout the organization are informed by analytical insight.

CANDIDATE SPECIFICATION: KEY SELECTION CRITERIA

Professional

• Demonstrated record of executive leadership, ideally of multi-faceted, dynamic, and growth-oriented organizations. Ideally this experience would include functioning for a significant period as the CFO of a publicly traded company.

• Professional stature and a record of organizational impact, both within the finance function across all functions as a tenured member of senior leadership teams.

• Credibility within the investment community; broad experience in the structuring and implementing of various financial and business transactions including capital raising.

• Expertise within diagnostics, and an ability to grasp and articulate scientific concepts. Recent leadership experience in a dynamic and growth-oriented organization is ideal.

• Experience from within established, disciplined, successful organizations; recent leadership within a company that has scaled from discovery through to late stage clinical development.

• A demonstrated track record of serving as a business partner to the CEO, the Board and the senior leadership team with the ability to influence key business decisions and track performance against key objectives.

Personal

• An energetic, positive, ambitious and communicative executive who maintains transparency both internally and externally. Excellent interpersonal communications, public speaking, and presentation skills.

• A desire to work with purpose and passion; demonstrates tenacity and works towards continuous improvement.

• A team orientation. Someone who focuses on collective results rather than individual achievements.

• The highest ethics and moral standards; unquestioned integrity.

• Outstanding intellectual ability with judgment that reflects reasoned and creative business views.

• A broad-minded and practical business-minded individual who can grasp the impact of financial and operating decisions to the overall strategy.

• A well-organized, high energy, detail-oriented, and persistent executive with the ability to identify/focus on key issues, prioritize efforts, and ensure follow up with timely/quality results

Carter Life Sciences Consulting